Exhibit 99.2


                                                        Entergy Corporation
                                                        639 Loyola Avenue
[Logo of Entergy]                                       New Orleans, LA 70113



                                                        News
                                                        Release






Date:          April 25, 2001

For Release:   Immediate

Contact:       Yolanda Pollard  (Media)    Nancy Morovich (Investor Relations)
               504-576-4238                504-576-5506
               ypollar@entergy.com         nmorovi@entergy.com


          Entergy's Competitive Non-Regulated Businesses
            Contribute to Strong First Quarter Earnings


     New  Orleans  - Entergy Corporation (NYSE:ETR) today  reported first  quarter  2001 consolidated earnings that were  significantly

higher  than  earnings in the same period of  2000.   The  increase

resulted  primarily  from  the  company's  competitive  businesses,

including new business ventures that became operational in the past

year.   These competitive businesses are not subject to  state  and local regulation.

     Earnings  per  share from Entergy's operations, which  include the  competitive  businesses, set a first quarter  record  for  the company  - easily beating record first quarter results a year  ago.

On an operational basis, Entergy's earnings were $168.2 million, or

75  cents  per share, in first quarter 2001, compared  with  $114.2

million,  or  48 cents per share, in the year-earlier  period.   As

reported earnings, which include the impact of special items,  were

$154.1  million,  or  69 cents per share, in  first  quarter  2001,

compared  with $98.8 million, or 42 cents per share, in  the  year-

earlier  period. The only special item recorded during the  quarter totaled  6 cents per share for expenses related to the merger  with

FPL  Group,  Inc. which was terminated on April 2.  None  of  these costs will be charged to Entergy's utility customers.

     Excluding  the impact of weather, first quarter earnings  from

Entergy's  operations  increased 25 percent compared  to  the  same period  of  2000,  primarily due to improved results  at  Entergy's unregulated nuclear business and the Entergy-Koch joint venture.

  "Entergy  had  yet another outstanding quarter,"  said  J.  Wayne

Leonard,  Entergy's  chief executive officer.  "We're  now  clearly realizing  the  financial benefits of our  reinvestment  plan  that began  in  1998 with our competitive businesses making  substantial contributions to increased revenues and earnings.  Our strategy  is to  achieve  market-leading positions in each line of  business  as part of an integrated wholesale energy strategy. The success of our efforts is evident in all areas:

     - Improved performance in our regulated utility is providing a higher level of service and reliability to our customers.

     - Entergy's non-utility nuclear business has achieved critical mass and is delivering significantly to overall earnings per share.

     - In  our wholesale business, the development plan for new generating projects offers us considerable upside over the coming years, as our turbines are deployed.

     - And our investment in Entergy-Koch, our wholesale energy marketing and trading venture, is already contributing to earnings in its first quarter of operations.  Entergy-Koch has industry-

       leading capabilities to manage price risk and support strong earnings growth.

Our  integrated  wholesale energy strategy is  unfolding,  and  the first quarter has us off to a great start for the year 2001."

                        Utility Operations

     Excluding  the  impact  of weather,  utility  earnings  on  an operational  basis  were flat at 47 cents per share  in  the  first quarter of 2001 compared to the same period one year ago. Including the impact of weather, operational earnings were $116.1 million, or

52  cents  per  share  for the first quarter of  this  year.   This

compares  with  $93.2  million, or 39 cents  per  share,  in  first quarter  of 2000 - an increase of 33 percent in earnings per  share year  over year.  Weather impacted first quarter 2001 by  adding  5 cents  per  share  to  earnings.  In comparison, milder-than-normal weather  decreased  earnings by 8 cents  per  share  in  the  first quarter of 2000.

     Other  favorable factors affecting utility earnings per  share for the quarter, such as the reduction in the number of outstanding shares  due to Entergy's share repurchase program, were  offset  by

higher  franchise  tax  expense and depreciation  expense.   Higher

depreciation expense reflects the investment Entergy  has  made  in the  utility  infrastructure, including new  substations,  upgraded power  lines,  and  other electric distribution equipment  such  as transformers  to  improve  reliability for  the  customers  of  its regulated utilities.  Interest expense was also higher in the first quarter  2001  compared  to  the same period  last  year  resulting

primarily  from  increased  debt  and  short-term  borrowings   and

interest accrued on existing regulatory reserves.

     On an as reported basis, utility earnings per share includes a special  item for merger related expenses, which decreased  utility earnings  per share by 1 cent.  The company will not seek  recovery of these costs from customers.

     Due  to  higher  natural gas purchase prices,  Entergy's  fuel expense  was  substantially higher in the  first  quarter  of  2001 compared to the same period in 2000.  Entergy's regulated utilities do  not  profit in any way from higher gas costs, and none  of  the increase  in  consolidated or utility earnings is  attributable  to higher gas costs incurred by utility customers.

               Competitive Non-Regulated Businesses

     In first quarter 2001, Entergy's competitive businesses earned

$48.3  million, or 22 cents per share, compared with $20.8  million or  9 cents per share in first quarter 2000, on both an operational and as reported basis.  There were no special items recorded at the competitive businesses during the first quarter of either year.

     On  an operational basis, Entergy Nuclear earned 13 cents  per share in the first quarter of 2001 compared to 5 cents per share in the first quarter 2000, due primarily to the addition of the Indian

Point  3  and  FitzPatrick nuclear units  acquired  in  late  2000.

Entergy-Koch  began operations during the first  quarter  2001  and contributed  8  cents per share.  This compares to  earnings  of  5 cents  per  share contributed in the first quarter 2000 by  Entergy

Power  Marketing  Corp. which has been moved into the  Entergy-Koch

venture.   Entergy Wholesale Operations contributed earnings  of  1

cent per share in the first quarter 2001 as compared with a loss of

1 cent per share in the previous year.

                          Parent & Other

     Parent  &  Other  earnings  were  1  cent  per  share  on   an

operational basis in first quarter 2001.  Expenses of 5  cents  per share  related  to  the  merger with  FPL  Group,  Inc.  which  was terminated on April 2, were recorded at Parent during the  quarter.

These  expenses, which were identified as a special item,  resulted in  a first quarter loss of 4 cents per share at Parent & Other  on an as reported basis.

                     Share Repurchase Program

     There  were  no  repurchases of Entergy shares  in  the  first quarter  of 2001. Therefore, through March 31, 2001, the number  of shares repurchased since the initiation of the program in July 1999 remained  at 28.9 million shares, with $779 million of expenditures to  acquire  these shares at an average cost less than  $27.00  per share.  Entergy  anticipates limited repurchase  activity  for  the

remainder   of  2001,  as  it  pursues  various  growth  investment

opportunities.  Average shares outstanding on a fully diluted basis are expected to be approximately 224 million for the year 2001.

                              Outlook

     "We  again  achieved  strong financial results  in  the  first quarter,"  said C. John Wilder, Entergy's chief financial  officer.

"The  utility  remained  strong, while the  competitive  businesses performed very well, accounting for over 31 percent of consolidated operational earnings, excluding weather. While only one quarter  of the  year  is  behind  us, our strong start positions  us  well  to achieve 2001 earnings within our target range of $3.00 - $3.20  per

share.   We believe this range, as well as the range we established for  2002 of $3.30 to $3.50, are clearly within reach, even  though share repurchases will be lower than previously expected."

     Entergy  Corporation, with annual revenues of  more  than  $10 billion,  is  a  major  global  energy  company  engaged  in  power

production,   distribution  operations,  and  related   diversified

services, with more than 13,800 employees.  Entergy owns,  manages,

or  invests  in power plants generating nearly 30,000 megawatts  of

electricity   domestically   and  internationally,   and   delivers

electricity to about 2.6 million customers in portions of Arkansas,

Louisiana, Mississippi and Texas.  Through Entergy-Koch,  L.P.,  it

is  also  a  leading  provider of wholesale  energy  marketing  and trading services.



                               -30-


           Entergy's online address is www.entergy.com.


The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained in the foregoing release with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation may involve risks and uncertainties. Actual events and results may, for a variety of reasons, prove to be materially different from those indicated in these forward-looking statements, estimates and projections. Factors that could influence actual future outcomes include regulatory decisions, the effects of changes in law, the evolution of markets and competition, changes in accounting, weather, the performance of generating units, fuel prices and availability, financial markets, risks associated with businesses conducted in foreign countries, changes in business plan, the presence of competitors with greater financial resources and the impact of competitive products and pricing; the effect of the Entergy Corporation's policies, including the amount and rate of growth of Entergy Corporation's expenses; the continued availability to
Entergy Corporation of adequate funding sources and changes in interest rates; delays or difficulties in the production, delivery or installation of products and the provision of services; and various legal, regulatory and litigation risks. Entergy Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Entergy Corporation's filings with the Securities and Exchange Commission.

                        ENTERGY CORPORATION
                       Earnings at a glance






 First Quarter                               2001           2000          %

 Operating Revenues                         $2,652.43   $1,811.49       46.4
 Earnings                                   $  154.16   $   98.86       55.9
 As Reported Earnings per diluted share*    $    0.69   $    0.42       64.3
 Operational Earnings per diluted share     $    0.75   $    0.48       56.3



 *Includes Special Items (EPS):
 Merger  expenses                             $(0.06)            -
 Regulatory & reserve adjustments                  -        $(0.06)
                                              ------        ------
                   Total                      $(0.06)       $(0.06)
                                              ======        ======






Note - dollars in millions except per share amounts, which are actual.


                            Entergy Corporation
                      Consolidated Income Statement
                       Three Months Ended March 31
                              (in thousands)
                                                                 2001          2000   % Inc/(Dec)
                                                                      (unaudited)
Operating Revenues:
     Domestic electric                                         $1,872,545   $1,352,896     38.4
     Natural gas                                                  110,384       45,881    140.6
     Competitive businesses                                       669,498      412,715     62.2
                                                               ----------   ----------
                      Total                                     2,652,427    1,811,492     46.4
                                                               ----------   ----------
Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                         1,125,863      497,754    126.2
         Purchased power                                          363,879      369,544     (1.5)
         Nuclear refueling outage expenses                         17,207       18,557     (7.3)
         Other operation and maintenance                          470,459      377,410     24.7
     Decommissioning                                                8,901       10,938    (18.6)
     Taxes other than income taxes                                102,463       79,618     28.7
     Depreciation and amortization                                203,077      178,276     13.9
     Other regulatory charges (credits) - net                      (4,842)     (14,605)   (66.8)
     Amortization of rate deferrals                                 4,453        7,396    (39.8)
                                                               ----------   ----------
                      Total                                     2,291,460    1,524,888     50.3
                                                               ----------   ----------

Operating Income                                                  360,967      286,604     25.9
                                                               ----------   ----------

Other Income (Deductions):
     Allowance for equity funds used during
         construction                                               4,943        7,695    (35.8)
     Gain (loss) on sales of assets - net                             588          517     13.7
     Equity in earnings of unconsolidated equity affiliates        25,064                     -
     Miscellaneous - net                                           55,393       28,982     91.1
                                                               ----------   ----------
                      Total                                        85,988       37,194    131.2
                                                               ----------   ----------

Interest and Other Charges:
     Interest on long-term debt                                   128,971      113,659     13.5
     Other interest - net                                          47,914       20,283    136.2
     Dividends on preferred securities of subsidiaries              4,709        4,709        -
     Allowance for borrowed funds used during
         construction                                              (3,939)      (6,088)   (35.3)
                                                               ----------   ----------
                      Total                                       177,655      132,563     34.0
                                                               ----------   ----------

Income Before Income Taxes                                        269,300      191,235     40.8
Income Taxes                                                      108,429       82,825     30.9
                                                               ----------   ----------

Consolidated Net Income                                           160,871      108,410     48.4
Preferred dividend requirements of subsidiaries and other           6,716        9,550    (29.7)
                                                               ----------   ----------
Earnings Applicable to Common Stock                              $154,155      $98,860     55.9
                                                               ==========   ==========
Earnings Per Average Common Share:
     Basic                                                          $0.70        $0.42     66.7
     Diluted                                                        $0.69        $0.42     64.3
Average Number of Common Shares Outstanding:
     Basic                                                    219,917,139  236,608,445
     Diluted                                                  223,785,716  236,671,604



                              Entergy Corporation
                         Consolidated Income Statement
                          Twelve Months Ended March 31
                                 (in thousands)
                                                                 2001          2000      % Inc/(Dec)
                                                                     (unaudited)
Operating Revenues:
     Domestic electric                                         $7,739,350   $6,385,728    21.2
     Natural gas                                                  230,359      118,520    94.4
     Steam products                                                     -        7,541  (100.0)
     Competitive businesses                                     2,887,373    2,438,595    18.4
                                                              -----------   ----------
                      Total                                    10,857,082    8,950,384    21.3
                                                              -----------   ----------
Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                         3,273,943    2,177,656    50.3
         Purchased power                                        2,657,217    2,438,228     9.0
         Nuclear refueling outage expenses                         69,161       74,928    (7.7)
         Other operation and maintenance                        1,994,361    1,720,909    15.9
     Decommissioning                                               37,447       44,252   (15.4)
     Taxes other than income taxes                                393,189      335,834    17.1
     Depreciation and amortization                                770,926      692,316    11.4
     Other regulatory charges (credits) - net                      13,444        9,266    45.1
     Amortization of rate deferrals                                27,450      122,170   (77.5)
                                                              -----------   ----------
                      Total                                     9,237,138    7,615,559    21.3
                                                              -----------   ----------

Operating Income                                                1,619,944    1,334,825    21.4
                                                              -----------   ----------

Other Income (Deductions):
     Allowance for equity funds used during
         construction                                              29,270       31,575    (7.3)
     Gain (loss) on sales of assets - net                         (20,394)      51,859  (139.3)
     Equity in earnings of unconsolidated equity affiliates        25,066                    -
     Miscellaneous - net                                          216,539      163,453    32.5
                                                              -----------   ----------
                      Total                                       250,481      246,887     1.5
                                                              -----------   ----------

Interest and Other Charges:
     Interest on long-term debt                                   492,385      468,005     5.2
     Other interest - net                                         113,266       94,213    20.2
     Dividends on preferred securities of subsidiaries             18,838       18,838     0.0
     Allowance for borrowed funds used during
         construction                                             (21,964)     (24,194)   (9.2)
                                                              -----------   ----------
                      Total                                       602,525      556,862     8.2
                                                              -----------   ----------

Income Before Income Taxes                                      1,267,900    1,024,850    23.7
Income Taxes                                                      504,524      394,320    27.9
                                                              -----------   ----------

Consolidated Net Income                                           763,376      630,530    21.1
Preferred dividend requirements of subsidiaries and other          28,787       41,392   (30.5)
                                                              -----------   ----------
Earnings Applicable to Common Stock                              $734,589     $589,138    24.7
                                                              ===========   ==========
Earnings Per Average Common Share:
     Basic                                                          $3.30        $2.43    35.8
     Diluted                                                        $3.26        $2.43    34.2
Average Number of Common Shares Outstanding:
     Basic                                                    222,437,311  242,652,359
     Diluted                                                  225,141,304  242,793,320




                            Entergy Corporation
             U.S. Utility Electric Energy Sales & Customers

                         Three Months Ended March

                                      2001       2000      %
                                      (Millions of kwh)
Electric Energy Sales:
Residential                            7,537      6,512   15.7
Commercial                             5,574      5,280    5.6
Governmental                             615        586    4.9
Industrial                            10,311     10,617   (2.9)
                                    --------   --------
    Total to Ultimate Customers       24,037     22,995    4.5
Wholesale                              2,449      2,272    7.8
                                    --------   --------
    Total Sales                       26,486     25,267    4.8
                                    ========   ========

                       Twelve Months Ended March

                                      2001       2000      %
                                      (Millions of kwh)
Electric Energy Sales:
Residential                           33,023     30,726   7.5
Commercial                            24,952     23,886   4.5
Governmental                           2,633      2,562   2.8
Industrial                            43,650     43,950  (0.7)
                                    --------   --------
    Total to Ultimate Customers      104,258    101,124   3.1
Wholesale                              9,971      9,777   2.0
                                    --------   --------
    Total Sales                      114,229    110,901   3.0
                                    ========   ========



                                 March

                                       2001       2000      %
Electric Customers  (Year to date average):
Residential                         2,212,976  2,195,536   0.8
Commercial                            293,730    286,013   2.7
Governmental                           14,589     14,219   2.6
Industrial                             38,353     39,716  (3.4)
                                    ---------  ---------
    Total to Ultimate Customers     2,559,648  2,535,484   1.0
Wholesale                                  41         43  (4.7)
                                    ---------  ---------
    Total Customers                 2,559,689  2,535,527   1.0
                                    =========  =========